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                                                                    Exhibit 10.7

                                    AGREEMENT

                  Agreement dated November 12, 1999 (this "Agreement"), by and among PICK Communications Corp., with offices at 155 Route 46 West, Wayne, New Jersey 07470 ("PICK" or the "Company"), PICKNET, INC., with offices at 155 Route 46 West, Wayne, New Jersey 07470 ("PICKNET") and IDT Corporation, with offices at 190 Main Street, Hackensack, New Jersey 07601 ("IDT").

                               W I T N E S S E T H

                  WHEREAS, PICKNET is currently indebted to IDT in the amount of $2,350,000 consisting of (a) $2,000,000 in Promissory Notes dated February 12, 1998, April 8, 1998 and May 21, 1998 (the "Promissory Notes") (b) accrued interest on such Promissory Notes from their dates through the date hereof in the amount of $150,000, and (c) outstanding receivables owed to IDT by PICKNET through the date hereof in the amount of $200,000 (the "Indebtedness"); and

                  WHEREAS, such Indebtedness shall be restructured in exchange for the consideration described herein;

                  WHEREAS, PICK shall guaranty the Indebtedness pursuant to a Guaranty Agreement with IDT (the "Guaranty");

                  WHEREAS, for value received, PICK, PICKNET and IDT desire to restructure the Indebtedness in accordance with the terms of this Agreement; and

                  WHEREAS, all share and per share amounts in this Agreement and any agreements executed pursuant to this Agreement reflect the reverse split on a one-for-ten basis declared on July 23, 1999.

                  NOW THEREFORE, in consideration of the foregoing and the terms, conditions, representations and warranties appearing in this Agreement, the parties hereto agree as follows:
1. Restructuring of Indebtedness

         As consideration for the restructuring of the Indebtedness, PICK and PICKNET agree as follows:


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         (a) PICKNET shall deliver to IDT, on the date hereof, its six-month
$2,350,000 promissory note bearing interest at the rate of nine percent (9%) per annum (the "Note"), a form of which is attached as Exhibit A.

         (b) PICK shall pay to IDT, on the date hereof, a restructuring fee of 50,000 shares of its common stock, $.001 par value per share (the "Common Stock").

         (c) [Deleted]

         (d) PICK shall issue to IDT 40,000 shares of PICK's Common Stock, in exchange for IDT's warrants to purchase 400,000 shares of PICK's Common Stock, which shall be canceled upon such delivery.

         (e) In the event PICK elects to exercise its option to extend the maturity date of the Note from six months to eighteen months as described in the Note, it shall, upon delivery of notice to IDT of such election, deliver to IDT $375,000, payable in immediately available funds or, at the option of IDT, 37,500 shares of PICK's Common Stock. If IDT elects to receive payment in cash, such cash shall be applied to reduce the principal amount of the Indebtedness then outstanding.

2. Registration; Indemnification.

         (a) PICK hereby agrees that as soon as practical, but no later than October 27, 1999, it will file a registration statement ("Registration Statement") with the Securities and Exchange Commission covering the Common Stock that may be issued pursuant to this Agreement. PICK hereby agrees to use its best efforts to cause the Registration Statement to become effective as soon as practical after its filing.

         (b) In connection with the Registration Statement, the Company will indemnify IDT as set forth in Exhibit B attached hereto and incorporated herein by reference.

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3. Representations.

         (a) PICK and PICKNET represent and warrant:

                  (1) This Agreement has been duly authorized, executed and delivered by PICK and PICKNET and constitutes the legal, valid and binding obligation of PICK and PICKNET, enforceable in accordance with its terms. This Agreement has been approved by all necessary corporate action.

                  (2) The Note has been duly authorized, executed and delivered by PICKNET and constitutes the legal, valid and binding obligation of PICKNET, enforceable in accordance with its terms. The Note has been approved by all necessary corporate action.

                  (3) The Common Stock issuable pursuant to this Agreement and the Note, when issued according to the terms of this Agreement or the terms of the Note, shall be duly and validly issued, fully paid and non-assessable, and will not subject the holder thereof to personal liability by reason of being such a holder. There are no preemptive rights of any securityholder of PICK to acquire the Common Stock issuable to IDT under this Agreement or the Note.

                  (4) PICK has legally available a sufficient number of authorized and unissued shares of Common Stock as may be reasonably necessary to issue the shares of common Stock provided under the terms of this Agreement and the Note.

                  (5) The execution and delivery of this Agreement, the Note and the Guaranty, and the consummation by PICK and PICKNET of the other transactions contemplated by this Agreement, the Note, and the Guaranty does not and will not conflict with or result in a breach by PICK of any of the terms or provisions of, or constitute a default under, PICK's Certificate of Incorporation, or any indenture, mortgage, deed of trust or other material agreement or instrument

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to which PICK or any of its subsidiaries is a party or by which they or any of their properties or assets are bound, or any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court, or U.S. federal state or regulatory body, administrative agency, or any other governmental body having jurisdiction over PICK, its subsidiaries, or any of their properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated by this Agreement or the Note.

                  (6) No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the shareholders of PICK or PICKNET is required to be obtained by PICK or PICKNET for the entry into or the performance of this Agreement, the Note and the Guaranty, except authorizations, approvals, consents or orders of the SEC with respect to the registration statement referred to in
Section 2 of this Agreement.

                  (7) There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of PICK or any of its subsidiaries, threatened against or affecting PICK or any of its subsidiaries, in which an unfavorable decision, ruling or finding would have a material adverse effect on the transactions contemplated by this Agreement or the Note, or which would adversely affect the validity or enforceability of, or the authority or ability of PICK or PICKNET to perform their obligations under this Agreement, the Note or the Guaranty.

         (b) IDT represents and warrants this Agreement has been duly authorized, executed and delivered by IDT and constitutes the legal, valid and binding obligation of IDT, enforceable in accordance with its terms. This Agreement has been approved by all necessary corporate action.

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4. Further Assurances. PICK agrees to use its best efforts (a) to grant terms and pricing to IDT on terms no less favorable than those granted to the best customer; and (b) to cause PICKNET to provide IDT, on a first come basis, with up to 50% of the capacity available to the "Gulfsat" countries.

5. Attorney Fees.

         If any amounts owed under this Agreement or under the Note shall not be paid when due and such matter shall be placed by IDT in the hands of an attorney for collection, through legal proceedings or otherwise, or if PICK or PICKNET fails to satisfy any of their respective other obligations under this Agreement or the Note and an action is brought by IDT with respect thereto, PICK and PICKNET shall pay reasonable attorney's fees to IDT, together with reasonable costs and expenses of collection or enforcement.

6. Method of Payment.

         All payments of principal and interest on the Note, and all other cash amounts to be paid by PICKNET to IDT pursuant to this Agreement or the Note shall be paid by wire transfer in immediately available fund to IDT as follows (or in such other manner as IDT shall advise PICKNET):

         First Union Bank
         239 Main Street
         Hackensack, New Jersey 07601
         ABA Routing No. 031201467
         Swift Code FUNB US33INT
         A/C #2079950015213
         A/C Name "IDT Corporation"

7. Payment under the Agreement.

         Except as explicitly set forth therein or under the Note, no payment of any amounts by

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PICKNET to IDT pursuant to Section 1(b), 1(d) or 1(e) of this Agreement shall reduce the principal amount of the Note.

8. Restricted Payments.

         Prior to the repayment of all amounts due under this Agreement or under the Note, neither PICK nor PICKNET shall, nor shall either cause any of its subsidiaries to, directly or indirectly:

         (a) declare or pay any dividend or any other distribution on any of its capital stock or make any payment or distribution to the direct or indirect holders of PICK's or PICKNET's capital stock (other than distributions payable solely in shares of PICK's or PICKNET's common stock or in options, warrants or other rights to purchase shares of PICK's or PICKNET's Common Stock; or

         (b) redeem any shares of PICK's or PICKNET's capital stock.
9. Governing Law.

         This Agreement shall be deemed to have been made under and shall be governed by the laws of the State of New York in all respects and including matters of construction, validity and performance, but otherwise excluding the laws of New York regarding conflicts of law.

10. Notices.

         All notices to the PICK or PICKNET or to IDT shall be given in writing by first class registered United States mail, or by a recognized overnight carrier service, postage prepaid, and sent to their respective addresses set forth above, or to such other address as either may specify to the other by due notice.

11. Entire Agreement.

         This instrument contains the entire agreement and understanding between the parties and supersedes all prior agreements. It may be amended, modified or waived only by an agreement, in

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writing, signed by the party against whom enforcement of any waiver, change, modification, amendment or discharge is sought, and not orally. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.

12. Headings.

         The headings are for organization, convenience and clarity and shall have no force or effect upon the construction or interpretation hereof.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

                                              PICK COMMUNICATIONS CORP.

                                              By: /s/ Diego Leiva
                                                 -------------------------------
                                                 Chairman


                                              PICKNET, INC.



                                              By: /s/ Diego Leiva
                                                 -------------------------------
                                                 Chairman


Agreed to and Accepted:

IDT Corporation


By: /s/ Jim Courter
   ----------------------
   Jim Courter, President







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                                                                       EXHIBIT B

                                 INDEMNIFICATION

       (a) To the extent permitted by law, the Company will indemnify and hold harmless IDT, its directors and officers, each person, if any, who controls IDT within the meaning of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act") (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission or alleged omission to state therein any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state or foreign securities law or any rule or regulation under the Securities Act, the Exchange Act or any state or foreign securities law (the matters in foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall, subject to the

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provisions of Section (b) below, reimburse IDT, promptly as such expenses are incurred and are due and payable, for any legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise, including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which IDT is a party), incurred by it in connection with the investigation or defense of any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section (a) shall not (i) apply to any Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof supplement thereto; (ii) with respect to any preliminary prospectus, inure to the benefit of any such person from whom the person asserting any such Claim purchased the registrable securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the final prospectus, as then amended or supplemented, if such final prospectus was timely made available by the Company;
(iii) be available to the extent that such Claim is based upon a failure of IDT to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company; or (iv) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the securities by IDT.

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       (b) Promptly after receipt by an Indemnified Person under this Section
(b) of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section (b), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person: provided, however, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnifying Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one separate legal counsel for IDT, and such legal counsel shall be selected by IDT. The failure to deliver written notice to an indemnifying party with a reasonable time after the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section
(b), except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action. The indemnification required by this Section (b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

       (c) No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement

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which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of any unconditional and irrevocable release from all liability in respect of such claim or litigation.

       (d) To the extent any indemnification by an indemnifying party is prohibited or limited under applicable law, the indemnifying party agrees to contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the Indemnifying Person on the other hand in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Person, and by the party's relative intent, knowledge, access to information and by the opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, (a) no contribution shall be made under circumstances where the payor would not have been liable for indemnification under the fault standards set forth in this Section (b), (c) no seller of registrable securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of registrable securities who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of registrable securities shall be limited in amount to the net proceeds received by such seller from the sale of such registrable securities. The Company and IDT agree that it would not be just and equitable if contribution pursuant to this Section (d) were determined by pro rata allocation (even if IDT and any underwriters were treated

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as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section.
















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